Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-57355


                           PROSPECTUS SUPPLEMENT NO. 9
                       (to prospectus dated July 17, 1998)

                                3,267,564 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock

     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.

     The table below reflects the following transactions:

     o    the transfer by Edward N. Barad of 184 units to Mile High United Way.

     o the transfer by Edward N. Barad of 184 units to Allied Jewish Federation of Colorado.

     o    the transfer by Edward N. Barad of 184 units to BMH-BJ Congregation.



                                           Number of Shares and Units Owned              Number of Shares
Name                                             Before the Offering                      Offered Hereby

Edward N. Barad                                          589                                   589
Mile High United Way                                     184                                   184
Allied Jewish Federation of Colorado                     184                                   184
BMH-BJ Congregation                                      184                                   184

          The date of this prospectus supplement is December 20, 2002.